Exhibit 99.27

Excerpts from “Budget Speech 2019-2020”, March 21, 2019

TABLE 1
Québec government
Summary of consolidated budgetary transactions
Preliminary results for 2018-2019
(millions of dollars)
2018-2019
CONSOLIDATED REVENUE
Own-source revenue	90 146
Federal transfers	23 411
Total	113 557
CONSOLIDATED EXPENDITURE
Portfolio expenditures	–99 052
Debt service	–8 899
Total	–107 951
Contingency reserve	—
SURPLUS	5 606
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	–3 106
BUDGETARY BALANCE(1)	2 500

(1) Budgetary balance within the meaning of the Balanced Budget Act.

Budget Speech
2	2019-2020

TABLE 2
Québec government
Summary of consolidated budgetary transactions
Forecasts for 2019-2020
(millions of dollars)
2019-2020
CONSOLIDATED REVENUE
Own-source revenue	90 714
Federal transfers	24 924
Total	115 638
CONSOLIDATED EXPENDITURE
Portfolio expenditures	–104 038
Debt service	–8 996
Total	–113 034
Contingency reserve	–100
SURPLUS	2 504
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	–2 504
BUDGETARY BALANCE (1)	—

(1) Balance within the meaning of the Balanced Budget Act.

TABLE 3
Québec government
Consolidated revenue
Forecasts for 2019-2020
(millions of dollars)
2019-2020
OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	32 498
Contributions for health services	6 596
Corporate taxes	8 516
School property tax	1 553
49 163
Consumption taxes
Sales taxes	17 933
Fuel	2 283
Tobacco products	973
Alcoholic beverages	646
Cannabis(1)	29
21 864
Revenue from government enterprises
Hydro-Québec	2 425
Loto-Québec	1 271
Société des alcools du Québec	1 159
Investissement Québec	139
Société québécoise du cannabis	20
Other	–236
4 778
Duties and permits	4 229
Miscellaneous revenue	10 680
TOTAL OWN-SOURCE REVENUE	90 714

FEDERAL TRANSFERS
Equalization	13 124
Health transfers	6 628
Transfers for post-secondary education and other social programs	1 620
Other programs	3 552
TOTAL FEDERAL TRANSFERS	24 924
TOTAL CONSOLIDATED REVENUE	115 638

(1) This is Québec’s component of the excise duty on cannabis sales.

TABLE 4
Québec government
Consolidated expenditure
Forecasts for 2019-2020
(millions of dollars)
2019-2020
PORTFOLIO EXPENDITURES
Program spending of the General Fund(1)	81 351
Other consolidated expenditure(2)	22 687
Total	104 038
DEBT SERVICE
General Fund	6 589
Other sectors(2)	2 407
Total	8 996
TOTAL CONSOLIDATED EXPENDITURE	113 034

(1)	Program spending includes transfers intended for consolidated entities.
(2)	The other consolidated expenditure and the debt service of other sectors include consolidation adjustments.

TABLE 5
Québec government
Consolidated expenditure
Forecasts for 2019-2020
(millions of dollars)
2019-2020
PORTFOLIO EXPENDITURES
Assemblée nationale	137
Personnes désignées par l’Assemblée nationale	106
Affaires municipales et Habitation	2 969
Agriculture, Pêcheries et Alimentation	1 130
Conseil du trésor et Administration gouvernementale	2 588
Conseil exécutif	480
Culture et Communications	1 320
Économie et Innovation	2 680
Éducation et Enseignement supérieur	24 436
Énergie et Ressources naturelles	629
Environnement et Lutte contre les changements climatiques	1 605
Famille	6 202
Finances	2 950
Forêts, Faune et Parcs	1 007
Immigration, Diversité et Inclusion	485
Justice	1 237
Relations internationales et Francophonie	120
Santé et Services sociaux	45 433
Sécurité publique	2 142
Tourisme	341
Transports	4 950
Travail, Emploi et Solidarité sociale	5 243
Inter-portfolio eliminations(1)	–4 152
TOTAL	104 038
DEBT SERVICE	8 996
TOTAL CONSOLIDATED EXPENDITURE	113 034

(1)	Inter-portfolio eliminations result mainly from the elimination of reciprocal transactions between entities in different portfolios.

TABLE 6
Québec government
Non-budgetary transactions
Forecasts for 2019-2020
(millions of dollars)
2019-2020
INVESTMENTS, LOANS AND ADVANCES	–3 212
CAPITAL EXPENDITURES
Investments	–7 411
Amortization	4 303
Less: PPP investments	111
Total	–2 997
RETIREMENT PLANS AND OTHER EMPLOYEE FUTURE BENEFITS	3 227
OTHER ACCOUNTS	410
TOTAL NON-BUDGETARY TRANSACTIONS	–2 572

Note: A negative entry indicates a financial requirement and a positive entry, a source of financing.